Exhibit 10.24

Lazard Group LLC

February 23, 2011

Mr. Scott D. Hoffman

Lazard Frères & Co. LLC

30 Rockefeller Plaza

New York, NY 10020

Re: Amendment to Retention Agreement to Extend its Term

Dear Mr. Hoffman,

As you are aware, certain provisions of the Agreement Relating to Retention and Noncompetition and Other Covenants, dated as of May 4, 2005 and amended as of May 7, 2008, by and among Lazard Group LLC, Lazard Ltd and you (the “Agreement”) will expire pursuant to the terms of the Agreement on March 31, 2011. Lazard Group LLC, Lazard Ltd and you wish to extend such provisions so that they expire on March 23, 2013, contemporaneously with similar provisions applicable to certain other executive officers of Lazard Group LLC and Lazard Ltd.

Accordingly, Lazard Group LLC, Lazard Ltd and you hereby agree that:

1.	References to March 31, 2011. All references to March 31, 2011 in the Agreement are hereby replaced with references to March 23, 2013.

2.	Full Force and Effect. Except as specifically set forth herein, this letter amendment shall not, by implication or otherwise, alter, amend or modify in any way any terms of the Agreement, all of which shall continue in full force and effect.

Very truly yours, LAZARD GROUP LLC,

by	/s/ Kenneth M. Jacobs
Name: Title:

LAZARD LTD,

by	/s/ Kenneth M. Jacobs
Name: Title:

AGREED TO AND ACCEPTED:

/s/ Scott D. Hoffman
Scott D. Hoffman Date: February 23, 2011